Exhibit 99.1

Canopy Growth Announces Equitization of C$12.5 Million of Notes due in July 2023

SMITHS FALLS, ONTARIO, June 30, 2023 - Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC) announced today that it has entered into privately negotiated exchange agreements (collectively, the “Exchange Agreements”) with certain holders (collectively, the “Noteholders”) of the Company’s outstanding 4.25% unsecured senior notes due 2023 (the “Notes”), to acquire C$12.5 million aggregate principal amount of the Notes from the Noteholders in exchange for common shares of the Company (the “Canopy Shares”) and cash.

“We are pleased to have reached an agreement to equitize these notes and remain focused on further strengthening Canopy’s financial position. This announcement builds on other already completed actions to preserve cash and provide additional financial flexibility,” said Judy Hong, Chief Financial Officer, Canopy Growth.

Transaction Details

In accordance with the terms of the Exchange Agreements, Canopy Growth has agreed to acquire and cancel C$12.5 million aggregate principal amount of the Notes from the Noteholders in exchange for cash, including accrued and unpaid interest owing under the Notes, and the issuance of approximately 24.3 million Canopy Shares.

The transaction is being conducted as a private placement, and any Canopy Shares to be issued in the Transaction will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

HudsonWest LLC acted as financial advisor to the Company in connection with the transaction.

About Canopy Growth

Canopy Growth is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, Inc. a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement. For more information visit www.canopygrowth.com.

Contact:

Laura Nadeau

Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

Notice Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements with respect to the benefits of the equitization; the Company’s strategy to strengthen its financial position; and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including negative operating cash flow; uncertainty of additional financing; use of proceeds; volatility in the price of the Company’s common shares; inherent uncertainty associated with projections; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis; additional dilution; political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended March 31, 2023.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.